SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(2)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a- 12

                           BAYWOOD INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

        -----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                           BAYWOOD INTERNATIONAL, INC.














                                 NOTICE OF 1998

                         ANNUAL MEETING OF STOCKHOLDERS

                               AND PROXY STATEMENT




















                             YOUR VOTE IS IMPORTANT!

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE
                                ENCLOSED ENVELOPE

                           BAYWOOD INTERNATIONAL, INC.



April 29, 1998



Dear Stockholder:

         On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Baywood International, Inc. on May 29, 1998, in Scottsdale, Arizona. Information about the meeting is presented on the following pages.

         In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

         Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.



Sincerely,

/s/ Neil Reithinger

Neil Reithinger
Chairman of the Board, President & C.E.O.

                           BAYWOOD INTERNATIONAL, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


April 29, 1998


         The Annual Meeting of Stockholders of Baywood International, Inc. (the "Company") will be held at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona on May 29, 1998 at 10:00 A.M. local time for the following purposes:

         1. To elect the directors of the Company to serve for the ensuing year;

         2. To ratify the selection of King, Weber & Associates, P.C. as independent auditors for the Company;

         3. To approve the Company's 1998 Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company;

                  Note: Within the following proposal 4 to authorize a reverse stock split of differing ratios, only one such ratio may ultimately be put into effect pursuant to this vote.

         4. To consider and act upon a proposal to grant the Board of Directors authority to effect a "one-for-three, four, five, six, seven, eight, nine and ten reverse stock split" of the Common Stock;

         5. To transact any other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on April 10, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company's office at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona, on and after April 29, 1998, for inspection by any stockholder for any purpose germane to the meeting.



By Order of The Board of Directors,

/s/ Neil Reithinger

Neil Reithinger
Secretary

                           BAYWOOD INTERNATIONAL, INC.

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baywood International, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The address of the Company's principal executive offices is 14950 North 83rd Place, Suite 1, Scottsdale, Arizona, 85260. This Proxy Statement and the form of proxy are being mailed to stockholders on or about April 20, 1998.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

         A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named herein and in favor of all other proposals described herein. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with best judgment of the persons named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by the persons named in a manner that such persons (in their judgment) consider to be in the best interests of the Company.

                          RECORD DATE AND VOTING RIGHTS

         Only stockholders of record at the close of business on April 10, 1998 are entitled to vote at the meeting. On such record date, the Company had outstanding and entitled to vote 17,598,115 shares of Common Stock. Each stockholder entitled to vote shall have one vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the record date.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "Annual Report"), which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended

                           BAYWOOD INTERNATIONAL, INC.

(the"Exchange Act"). The Company will provide to each stockholder of record as of the Record Date, a copy of any exhibits listed in the Annual Report, upon receipt of a written request and a check for $20 to cover the Company's expense in furnishing such exhibits. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         On February 18, 1997, the Board of Directors established a Standing Nominating Committee which shall continually be comprised of three directors. The directors appointed to serve on the committee until their successors have been elected or appointed and shall qualify are: Dr. Michael Shapiro, Glen Holt and Karl Rullich. The Board of Directors, on February 18, 1997 authorized the Nominating Committee to determine the Board's nominations for directors. On February 26, 1998, the Nominating Committee unanimously nominated the following persons as the recommendation of the Board of Directors for directors of the
Company:

Nominee Name                                 Age                 Director Since
------------                                 ---                 --------------

Neil Reithinger                              28                       1997
Karl H. Rullich                              64                       1991
Glen Holt                                    67                       1991
Michael B. Shapiro, M.D.                     42                       1995
David M. Franey, M.D.                        @@                       1998
Denise Forte-Pathroff, M.D.                  41                       1998

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors recommends that the stockholders vote FOR all of the nominees.

                  Information Related to Election of Directors

         All directors hold office until the Annual Meeting of Stockholders of the Company and until their successors have been elected and qualified. Information about each nominee for director is given below.

         Mr. Neil T. Reithinger has been the Company's Chairman of the Board, President and Chief Executive Officer since April 3, 1998 and previously served as Interim President from December 10, 1997. He was elected as a Director on February 18, 1997. He was elected Chief Financial Officer, Secretary and Treasurer on October 28, 1996. Mr. Reithinger has been Controller of the Company since January 1994. Prior to joining the Company and from July 1992 through December 1993, Mr. Reithinger worked in branch operations for Bank of America. He received a Bachelors degree in accounting from the University of Arizona in 1992 and his certification as a Certified Public Accountant in 1996.

                           BAYWOOD INTERNATIONAL, INC.

         Mr. Karl H. Rullich has been a Director since 1991. He was appointed Vice-President on April 3, 1998 and has served as the Company's Director of International Sales since May 1996. Prior to April 19, 1996, he served as President, Chief Executive Officer and Treasurer of the Company. He worked as a Marketing Director, General Manager and Vice President for Pfizer Hospital Products Group in their international businesses and operations for over 25 years. Mr. Rullich holds a degree in economics from the Business College in Essen, Germany. He emigrated from Germany to the United States in 1956 and became a naturalized citizen in 1961.

         Mr. Glen Holt has been a Director of the Company since 1992. As a rancher and successful breeder for over 35 years, Mr. Holt, is an expert on animal health and nutrition. He is a graduate from the University of Smith Cornel. He is married to actress Annette Funicello, who is associated with the Company's Cello by Annette(TM) fragrance line.

         Dr. Michael B. Shapiro has been a Director of the Company since August 1995. Dr. Shapiro is an ophthalmologist at the University of Wisconsin, Madison. He has also been Chairman of Davis Duehr Eye Associates, S.C. in Wisconsin since 1994 and is currently President of Eye-Deal Ocular Safety Products. Dr. Shapiro received his degree in medicine from the Washington University in St. Louis, Missouri. He completed his internship at Mercy Hospital and Medical Center at the University of San Diego and his residency at the University of Wisconsin, Madison. Dr. Shapiro has consulted for companies such as Bausch and Lomb, Allergan and Unilens.

         Dr. David M. Franey is a nominee recommended to shareholders by the Board of Directors. Dr. Franey is Associate Medical Director for Intergroup of Arizona. He is board certified by the American Board of Internal Medicine. Dr. Franey received his undergraduate and medical school education from the University of Wisconsin, Madison. He completed his residency in internal medicine at Good Samaritan/VA Hospital Program in Phoenix. He was in private practice from 1981 to 1985 before joining The Scottsdale Clinic. After the acquisition of The Scottsdale Clinic by Thomas-Davis Medical Centers in 1990, he became site medical director. He has served as Department of Medicine Chair for SMH-North Hospital, Medical Records Committee Chair for TDMC, and a member of the TDMC Q1 Committee. Dr. Franey is a member of the American Medical Association, the Arizona Medical Association, Maricopa County Medical Society, and the American College of Physician Executives.

         Dr. Denise Forte-Pathroff is a nominee recommended to shareholders by the Board of Directors. Dr. Forte-Pathroff is a dermatologist in private practice in Bismarck, North Dakota. She is currently President of DFP, Inc., a dermatological skin care products company, and serves on the Board of Directors of BNC National Bank. Dr. Forte-Pathroff received her degree in medicine from Tufts University Medical School in Boston, Massachusetts and completed her residencies at the University of Minnesota in Minneapolis, Minnesota and Temple University Skin & Cancer Hospital in Philadelphia, Pennsylvania. She completed her internal medicine internship at Abington Memorial Hospital in Abington, Pennsylvania. She has been Board Certified with the American Academy of Dermatology since 1986 and is a Clinical Associate Professor of Internal Medicine at the University of North Dakota.

                           BAYWOOD INTERNATIONAL, INC.

         Standing Audit and Compensation Committees

         On August 29, 1996, the Board of Directors established Standing Audit and Compensation Committees. The directors currently serving on the committees until their successors have been elected or appointed and shall qualify are:

          Audit Committee                     Compensation Committee
          ---------------                     ----------------------
          Neil Reithinger                         Neil Reithinger
          Karl H. Rullich                       Dr. Michael Shapiro
             Glen Holt                               Glen Holt




         The Audit Committee's duty is to recommend for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, monitor the effectiveness of the audit effort, and to evaluate the Company's internal financial and accounting organization and controls and financial reporting. The Audit Committee met on April 10, 1997 when the Company's auditors presented and discussed the Audit Committee Report for the year ended December 31, 1996. On April 3, 1998, the Board of Directors of the Company recommended the ratification of the appointment of the accounting firm of King, Weber & Associates, P.C. of Tempe, Arizona to audit the Company's financial statements for the Company's fiscal year ended December 31, 1997 and appointed King, Weber & Associates, P.C. as its auditors for the fiscal year ending December 31, 1998.

         The Compensation Committee's duties include administering grants under the 1996 Stock Option Plan, reviewing and approving salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee acted by unanimous written consent in lieu of a meeting on January 29, 1997 to grant certain options under the 1996 Incentive Stock Option Plan, which the Compensation Committee is charged with administering. The Compensation Committee met on February 26, 1998 to review and recommend the 1998 Non-Employee Director Stock Option Plan which was approved by the Board of Directors of the Company on April 3, 1998 and is subject to Shareholder approval.

                           BAYWOOD INTERNATIONAL, INC.

         Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information regarding shares of common stock beneficially owned as of March 25, 1998 by (i) each person or group, known to the Company, who beneficially owns more than 5% of the common stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. The percentage of beneficial ownership is based on 17,498,115 shares outstanding on March 25, 1998 plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

      (1)                            (2)                             (3)                 (4)
                                                            Amount and Nature of     Percent of
                                                            --------------------     ----------
Title of Class      Name and Address of Beneficial Owner      Beneficial Owner          Class
--------------      ------------------------------------      ----------------          -----
    Common                      Linda Lee (1)                     2,386,147            12.96%
                              Hong Kong, China


    Common                    John Shannon (2)                    1,833,025            10.48%
                               Scottsdale, AZ

(1) Ms. Lee is a citizen of Hong Kong, China and a prior Director of the Company. Ms. Lee holds 1,466,147 common shares. She also holds 920,000 preferred shares which may each be converted to shares of common stock on or after May 8, 1998, in a number of shares which depend upon the average share price at the time of conversion.

(2) Mr. Shannon beneficially owns 1,833,025 common shares of which he holds 578,975 directly of record and 950,000 jointly with his wife, Darlene Shannon through JDS Investments Limited Partnership. Mr. Shannon is the beneficial owner of 304,050 common shares which are held of record or beneficially by Royal Products, Inc. (7,000), Krystal Kleer, Inc. (80,000), and Desert Health Products, Inc. (217,050). The aforementioned beneficial ownership of Mr. Shannon was compiled from the security holder listing of the Company as of December 31, 1997 as Mr. Shannon has not filed with the Company any reports of his beneficial holdings as of December 1997. The Company can provide no assurance as to the accuracy of Mr. Shannon's beneficial holdings beyond what is listed in the records of the Company.

                                            BAYWOOD INTERNATIONAL, INC.

         Security Ownership of Management

      (1)                            (2)                             (3)                 (4)
                                                            Amount and Nature of     Percent of
                                                            --------------------     ----------
Title of Class      Name and Address of Beneficial Owner      Beneficial Owner          Class
--------------      ------------------------------------      ----------------          -----

    Common                 Neil Reithinger (1)(6)                  44,000                (2)
                               Scottsdale, AZ

    Common                 Karl H. Rullich (3)(6)                  530,000              3.02%
                               Scottsdale, AZ

    Common                    Stephen Kuehn (6)                    117,000               (2)
                             St. Petersburg, FL

    Common                    Glen Holt (4)(6)                     275,000              1.57%
                                 Encino, CA

    Common                 Dr. Michael Shapiro (6)                 160,000               (2)
                                 Madison, WI

    Common                    Harvey Turner (5)                    670,000              3.83%
                               Scottsdale, AZ

    Common               All Officers and Directors               1,796,000            10.16%
                            as a Group (1) - (6)

(1) Mr. Reithinger is Chairman of the Board, President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the
         Company. He holds 24,000 common shares and an option, granted January 29, 1997, which expires January 29, 2007 to purchase 20,000 common shares at $0.42 per share. Members of Mr. Reithinger's immediate family hold an additional 200,000 common shares for which Mr. Reithinger disclaims all beneficial interest and control.

(2)      Less than one percent.

(3) Mr. Rullich beneficially owns 530,000 shares, 505,000 shares of which are owned in joint tenancy with his wife, Florence Rullich. He also holds an option, granted January 29, 1997, which expires January 29, 2007, to purchase 25,000 common shares at $0.42 per share.

(4) Mr. Holt directly owns 125,000 common shares. He also beneficially owns 150,000 common shares held by his wife, Annette Funicello.

(5) Mr. Turner resigned as the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company on December 10, 1997 and as a Director on February 25,

                           BAYWOOD INTERNATIONAL, INC.

         1998. Mr. Turner holds 670,000 common shares and held options, approved by the Company's Shareholders on August 29, 1996, to purchase 200,000 common shares at $0.52 per share which expired on February 10, 1998.

(6)      Director.

Changes in Control

         The Company has previously disclosed, that on April 11, 1997, the Company issued 800,000 shares of Preferred Stock to Linda Lee, an independent investor and citizen of Hong Kong. The "Class B" shares of Preferred Stock were redeemable for cash or convertible to shares of Common Stock on May 8, 1997. On May 5, 1997, the Company reached an informal agreement with Ms. Lee, which was later ratified by the Board of Directors resolution and a Subscription Agreement with Ms. Lee, by which Ms. Lee would exchange all of her "Class B" shares for 920,000 "Class C" Preferred Shares, which would have no right of redemption for cash, but which would be convertible to shares of Common Stock on or after May 8, 1998, in a number of shares which depend upon the average share price at the time of conversion. Based on the three month average closing price of the Company's common stock for the period ending March 13, 1998 of $.157, the number of common shares issuable would be 5,859,873.

         Certain Relationships and Related Transactions

         On January 29, 1997, the Compensation Committee granted Neil Reithinger and Karl Rullich each an option to purchase 20,000 and 25,000 shares of Common Stock at $0.42 per share, respectively, exercisable immediately and until its expiration on January 29, 2007. The Board of Directors ratified the grants on the same day. The options were granted pursuant to the Company's 1996 Incentive Option Plan which was previously approved by the Stockholders.

         On May 17, 1996, the Company entered into bonus plans with Mr. Turner and Mr. Reithinger. At the time of entry into the plans, Mr. Turner was a Director and an officer of the Company and Mr. Reithinger was an employee. Under these plans as part of the Company's performance in 1996, Mr. Turner and Mr. Reithinger were paid $30,000 and $9,000, respectively. No bonuses were paid as part of the Company's performance for 1997.

         The Company contracted for freight services with M-7 Consolidation, Inc. and paid $104,737 to this entity in the year ended December 31, 1997. The Company's accounts payable at December 31, 1997 includes $6,555 due to M-7. Harvey J. Turner, the Company's former Chairman of the Board, President and Chief Executive Officer, has been a substantial stockholder of M-7 since May of 1997 and a director of M-7 since August of 1997.

         Prior to becoming a director and officer of the Company, Harvey J. Turner acted as a consultant to the prior Chairman of the Board, John A. Shannon, from January to April 1996. As a finder's fee for his work as a consultant in the private placement with Linda Lee, the Company paid $40,000 and issued 100,000 common shares to Mr. Turner on May 9, 1996. As general compensation for his work as a consultant, Mr. Turner received 500,000 common shares from Aloe Vera

                           BAYWOOD INTERNATIONAL, INC.

Development Corporation, in a private placement in satisfaction of agreements with Mr. Shannon dated February 12, 1996. Mr. Turner and Mr. Shannon personally guaranteed the repayment of $800,000 to Ms. Linda Lee in a letter dated April 22, 1996.

         The Company shared personnel, office and warehouse space in 1996 with Royal Products, Inc. and Krystal Kleer, Inc., two companies controlled by John
A. Shannon, the Company's single largest shareholder. These companies were billed $8,300 during the year ended December 31, 1996. The Company recorded sales to Royal Products, Inc. and Desert Health Products, Inc., two entities controlled by Mr. Shannon, of $11,741 and $56,200 for the years ended December 31, 1997 and 1996, respectively. The Company sold product to these companies at its cost plus 5% prior to July 1, 1996 and at 25% gross margin thereafter. The Company has not shared any office and warehouse space with these unrelated entities since the middle of 1996.

         The Company paid John A. Shannon consulting fees totalling $20,000 in the year ended December 31, 1996 and a finder's fee of $40,000 related to the sale of common and preferred stock.

         The Company issued an aggregate of 100,000 restricted shares to William Brin on July 9, 1996 in satisfaction of past compensation owed. Mr. Brin was a Director and the Company's National Sales Manager at the time of the issue.

         On May 3, 1996, the Company paid $111,000 in cash to Dr. Michael Shapiro in repayment of all of the principal and certain interest due under a note payable. On September 20, 1996, the Company issued 30,000 shares to Dr. Shapiro in satisfaction of the remaining interest payable under the note. At the time of the payments and issuance of stock, Dr. Shapiro was a Director of the Company.

         On September 20, 1996, the Company issued 30,000 restricted shares in satisfaction of interest due to Ronald Patterson. At the time of the issuances, Mr. Patterson was a greater than 5% beneficial holder of the Company's common shares.

         Under the terms of a January 8, 1993 agreement between the Company and Royal Products, Inc. ("Royal") for the sale to Royal of certain sales and distribution rights relating to the Aurore-B beauty and hygiene line, Royal is obligated to make annual payments to the Company including principal and interest on July 1st of each year after July 1, 1993. John A. Shannon is a director, officer and 70% shareholder of Royal and a substantial shareholder of the Company.

         On April 30, 1997, the Securities and Exchange Commission ("SEC") received a complaint from Mark Dallamore regarding a certificate for 100,000 shares of Preferred Stock of the Company. The Company responded to the SEC that the certificate did not appear in the Company's records, that the Company received no consideration for the issuance and that the documents submitted by Mr. Dallamore showed that John A. Shannon caused the stock to be invalidly issued in exchange for the forgiveness of personal debts owed by Shannon and Shanwick International Corp., a company he owns and controls. By letters dated December 2 and 3, 1997, counsel for Mr. Dallamore demanded that the Company recognize the Preferred certificate as valid. In further negotiations between Dallamore and the Company, however, the Company has determined that it is not in its best interest to defend the

                           BAYWOOD INTERNATIONAL, INC.

claim against Mr. Dallamore. The Board of Directors, on April 3, 1998, recognized the certificate and approved its conversion to 100,000 shares of Common Stock in exchange for Dallamore's release of claims. The Dallamore certificate remains the subject of the Company's claim against Mr. Shannon for breaches of fiduciary duty.

         Compliance with Section 16(a) of the Exchange Act

         The following persons were, during the last fiscal year, either directors, officers, or beneficial owners of more than ten percent (10%) of a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934 and failed to file on a timely basis the following reports required by
Section 16(a) during the most recent fiscal year or prior years and which have not previously been disclosed:

         Karl H. Rullich filed a timely Form 5 on January 22, 1998, reporting six transactions that were not reported on a timely basis and that should have been reported on two Forms 4.

         The following persons did not file any Forms 4 during, or a Form 5 for, the fiscal year ended December 31, 1997 and have not provided the Company with a written representation that no such forms were required: Harvey J. Turner, Stephen L. Kuehn, Glen Holt, Dr. Michael B. Shapiro, M.D. and John A. Shannon.

                             Executive Compensation

Officers

         The Company paid Mr. Harvey Turner total salary compensation of $120,750 during fiscal year 1997. Mr. Turner also held options, approved by the Company's Shareholders on August 29, 1996, to purchase 200,000 common shares at $0.52 per share which expired on February 10, 1998. Mr. Turner also received a car allowance and phone allowance totalling $12,000 and $900, respectively, in his capacity as Chairman of the Board.

Summary Compensation Table

         Summary compensation information for Mr. Harvey Turner, the Company's former Chief Executive Officer beginning April 19, 1996 (the only "named executive officer" within the meaning of Regulation S-B, Item 402(a)(2) Instruction (1)) is as follows:

       (a)            (b)        (c)          (d)          (e)          (f)          (g)             (h)           (i)
                                                          Other     Restricted
    Name and                                             Annual        Stock     Securities                     All Other
    Principal                                            Compen-      Awards     Underlying     LTIP Payouts  Compensation
    Position         Year    Salary ($)    Bonus ($)   sation ($)       ($)   Options/SARs (#)       ($)           ($)
    --------         ----    ----------    ---------   ----------       ---   ----------------       ---           ---
 Mr. Turner (1)       97       120,750        -0-          -0-          -0-          -0-             -0-       54,567 (2)
       CEO            96       81,000       30,000         -0-        26,550       200,000           -0-         49,600
                      95          -            -            -            -            -               -             -

                           BAYWOOD INTERNATIONAL, INC.

         (1) Mr. Turner was elected Chairman of the Board and appointed as President and Chief Executive Officer on April 19, 1996. He resigned as Chairman of the Board, Chief Executive Officer and President on December 10, 1997 and resigned as a Director on February 25, 1998.

         (2) The Company paid Mr. Turner a car allowance and phone allowance of $12,000 and $900, respectively, during fiscal year 1997 in his capacity as Chairman of the Board. Under the terms of an employment agreement with its former President and Chairman, the Company accrued the remaining compensation remaining to be paid under that agreement through April 18, 1998. The balance of $41,667 representing compensation from the effective employment termination date of December 10, 1997 through April 18, 1998, was accrued at December 31, 1997.

Directors

Director Compensation Table

        (a)                  (b)             (c) (1)           (d) (2)               (e)            (f)
                                                                                                 Number of
                                                                                                Securities
                       Annual Retainer                       Consulting           Number of     Underlying
       Name               Fees ($)      Meeting Fees ($) Fees/Other Fees ($)     Shares (#)  Options/SARs (#)
       ----               --------      ---------------- -------------------     ----------  ----------------

  Neil Reithinger            -0-               -0-               900                 -0-            -0-

   Karl Rullich              -0-               -0-               900                 -0-            -0-

   Stephen Kuehn             -0-               -0-               -0-                 -0-            -0-

     Glen Holt               -0-               -0-               -0-                 -0-            -0-

Dr. Michael Shapiro          -0-               -0-               -0-                 -0-            -0-

   Harvey Turner             -0-               -0-             12,900                -0-            -0-

         (1) Each "outside" Director not residing in Arizona (Messrs. Holt and Kuehn) each received reimbursement for travel related expenses during fiscal year 1997 associated with their attendance at the Company's annual meeting.

         (2) Mr. Reithinger and Mr. Rullich received a phone allowance of $900 in their capacity as Directors of the Company. Mr. Turner received a car allowance and a phone allowance of $12,000 and $900, respectively, in his capacity as Chairman of the Board.

Employment Contracts

         The Company entered into an Employment Agreement with Harvey J. Turner on July 19, 1996. On December 10, 1997, Mr. Turner resigned as the Company's Chairman of the Board, President and Chief Executive Officer. The Company and Mr. Turner entered a Settlement Agreement, dated January 9, 1998, which provided that Mr. Turner would continue to receive his current monthly salary until April 18, 1998, that he would cooperate with the Company in maintaining

                           BAYWOOD INTERNATIONAL, INC.

its relationships and that he would remain subject to the covenant not to compete provisions of his original Employment Agreement.

Additional Information Concerning the Board of Directors of the Company

         During 1997, the Board of Directors held four (4) meetings. All Directors attended at least 75% of the meetings. The Audit Committee of the Company held one (1) meeting in which all members were present. In addition to regularly scheduled meetings, a number of Directors were involved in numerous informal meetings with management, offering advice and suggestions on a broad range of corporate matters.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

         The Company, on January 4, 1996, engaged King, Weber & Associates, P.C. ("King, Weber") of Tempe, Arizona as its principal accountant to audit the Company's financial statements beginning with the Company's fiscal year ended December 31, 1995. King, Weber audited the Company's financial statements for the fiscal years ending December 31, 1995, 1996 and 1997 and the Board of Directors has appointed King, Weber to audit the Company's financial statements for the fiscal year ended December 31, 1998. It is not anticipated that a representative of King, Weber will be present at the Annual Meeting of Stockholders to respond to questions or make a statement.

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors recommends that the stockholders vote FOR ratification of the Board of Director's appointment of King, Weber & Associates, P.C. as the Company's independent certified public accountants for the fiscal years ending December 31, 1997 and 1998.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         None.

        APPROVAL OF THE COMPANY'S 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION
                                      PLAN
                             (ITEM 3 ON PROXY CARD)

         In order to advance the interests of the Company by encouraging and enabling the acquisition of the continued contributions and financial interests in the Company by directors, the Board of Directors has recently adopted, subject to shareholder approval at the Annual Meeting of Stockholders, the Company's 1998 Non-Employee Director Stock Option Plan (the "Plan"). Management believes that this Plan will aid the Company in attracting and retaining a strong Board of Directors upon whose judgment, interest and special efforts the Company may depend for the successful operation of its

                           BAYWOOD INTERNATIONAL, INC.

corporate structure to compete effectively with other enterprises. It is believed that the acquisition of such option grants will stimulate the efforts of such directors on behalf of the Company and strengthen their desires to remain on the Board of Directors of the Company.

         No options have yet been granted under the Plan and it is not anticipated that any will be granted until the latter part of 1998. The Plan will be administered so as to comply with Rule 16b-3 under the Securities Exchange Act of 1934. The Company's registration statement on form S-8 will be amended after the Annual Meeting of Stockholders to reflect the then-current status of all authorized options under all Company plans and grants, including the options authorized under the Plan. The complete text of the Plan is set forth in Exhibit "A" to this Proxy Statement. The following summary of the Plan is qualified in its entirety by reference to such Exhibit "A".

         Summary of the 1998 Stock Option Plan

         On April 3, 1998, the Company's Board of Directors adopted the Company's 1998 Non- Employee Director Stock Option Plan (as previously defined, the "Plan"), which is subject to approval by the shareholders at the Annual Meeting of Stockholders. The Plan will be administered on behalf of the Board by the Compensation Committee of the Board (the "Committee"). Within the limits of the provisions of the Plan, the Committee shall have sole discretion to determine the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised.

         Only non-employee directors will be eligible for grants under the Plan. The Company currently has six directors. The shares of stock available for the grant of options under the Plan shall consist of 250,000 shares of Common Stock of the Company. The closing sales price for the Company's Common Stock on the record date, as quoted on the Over the Counter ("OTC") Bulletin Board on April 10, 1998, was $.11 per share. Options may be granted for terms of up to, but not exceeding, ten years from the date the option is granted. The aggregate fair market value (determined as of the time the option is granted) of the underlying Common Stock as to which options are exercisable for the first time by an eligible employee during any calendar year (under the Plan and under any other stock option plan of the Company or any subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors recommends that the stockholders vote FOR approval of the 1998 Non- Employee Director Stock Option Plan.

                           BAYWOOD INTERNATIONAL, INC.

                         APPROVAL OF REVERSE STOCK SPLIT
                             (ITEM 4 ON PROXY CARD)

         The Board of Directors believes it would be in the best interests of the Company for the Stockholders to give consent as recommended and approve the reverse stock split ("Reverse Stock Split") herein described. (Note: To provide the Board with flexibility in determining the most appropriate reverse ratio if one is ultimately effected, EIGHT proposals to authorize Reverse Stock Splits of differing ratios from 1 for 3, up to 1 for 10, are being presented, however, a determination by the Board to effect any one of the proposals, will act to terminate the approved status of any other approved Reverse Stock Split proposal(s); i.e., only one reverse ratio may be effected. This discussion is applicable to all such proposals with the only difference in each proposal being the ratio of the reverse which may be effected). The Reverse Stock Split will have no effect on the number of authorized shares under the Company's Articles of Incorporation, which should remain at 50,000,000 shares.

         On April 10, 1997, the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted at the Annual Meeting of Stockholders approved a 1 for 2 1/2 reverse stock split of the Company's Common Shares and the redomestication of the Company from Nevada to Arizona. The Board of Directors had reserved the right, notwithstanding Stockholder approval and without further action by the Stockholders, to abandon or delay implementing the reverse stock split or the redomestication until the Board of Directors, in its sole discretion, determines that such actions would be in the best interests of the Company and its stockholders. The Board of Directors has not yet implemented either action and may implement one or both actions either simultaneously or independently at any time it considers appropriate.

Background and Reasons For the Reverse Stock Split
--------------------------------------------------

         THERE CAN BE NO ASSURANCES THAT THE FOREGOING EFFECTS WILL OCCUR OR THAT THE MARKET PRICE OF THE COMPANY'S STOCK IMMEDIATELY AFTER THE PROPOSED REVERSE STOCK SPLIT WILL RISE, AND IF IT RISES, THAT SUCH MARKET PRICE WILL APPROXIMATE THE PROPORTIONATE AMOUNT CHOSEN BY THE BOARD OF DIRECTORS ON THE MARKET PRICE BEFORE THE PROPOSED REVERSE STOCK SPLIT.

         No dissenting stockholder rights exist under applicable state law or under the Company's Articles of Incorporation or Bylaws in connection with the Reverse Stock Split, with the exception of a stockholder whose total Common Shares will be reduced to a fraction of one share as a result of the proposed Reverse Stock Split. The Company does not anticipate that the total holdings of any stockholder will be reduced to a fraction of a share as a result of the proposed Reverse Stock Split.

         On April 3, 1998, the Board of Directors voted in favor of the Reverse Stock Split and directed that the Reverse Stock Split be placed on the agenda for stockholders' consideration at the Annual Meeting. The Board of Directors believes that the relatively low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors, members of the investing public and to any prospective acquisition candidates as part of the Company's strategy. It also creates a negative impression with respect to the Company when compared with the Company's

                           BAYWOOD INTERNATIONAL, INC.

competitors. Another potential benefit from the Reverse Stock Split is the effect a lower number of outstanding shares can have on many valuation formulas, such as earnings per share, and the concurrent increase in price per share may have the effect of increasing the attractiveness of the shares for certain institutional investors which impose minimum price levels for inclusion in their portfolios. While the number of shares of Common Stock outstanding should not affect the marketability of the Common Stock, or the type of investor who acquires it or the Company's reputation in the financial community, in practice many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investing in these stocks. Thus, any increase in trading price resulting from the Reverse Stock Split is intended to be attractive to the financial community, the investing public, and to the Company's shareholders.

         If a 1 for 3 through 10 Reverse Stock Split is approved by the stockholders of the Company, the Board, at an appropriate time it considers necessary, may effect the Reverse Stock Split as approved with the result that each three through ten issued shares of the Company's Common Stock (whether outstanding or held as treasury stock), par value $.001 per share ("Old Common Stock") shall thereupon be combined into and reclassified as one share of Common Stock, par value $.001 per share ("New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereupon represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined. The Company shall arrange for the disposition of fractional shares on behalf of those record holders of Old Common Stock at the close of business on the Effective Date who would otherwise be entitled to a fractional share as a result of the Reverse Stock Split. A Reverse Stock Split will be effected only upon determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and the Stockholders. As the Reverse Stock Split does not change the number of the Company's authorized shares, no amendment to the Company's Articles of Incorporation will be filed.

         The Board intends to examine this issue in consideration of all other relevant economic and market factors. In determining which ratio to select, or whether to effect any reverse ratio, the Board may consider the advice of financial advisors and factors deemed relevant by the Board, which may include but not be limited to belief as to future marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock and other relevant factors. The Board will also consider the effect of the conversion privileges of its currently outstanding Preferred Shares, and particularly the variable price conversion privileges of Class C Preferred Shares.

                           BAYWOOD INTERNATIONAL, INC.

Effects of the Reverse Stock Split
----------------------------------

         General Effects. If the stockholders approve the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced as set forth in the following table:

                                 COMMON STOCK                 COMMON STOCK
RATIO OF REVERSE              OUTSTANDING BEFORE            OUTSTANDING AFTER
   STOCK SPLIT                   REVERSE SPLIT                REVERSE SPLIT
   -----------                   -------------                -------------
     1 for 3                      17,498,115                    5,832,705
     1 for 4                      17,498,115                    4,374,529
     1 for 5                      17,498,115                    3,499,623
     1 for 6                      17,498,115                    2,916,353
     1 for 7                      17,498,115                    2,499,731
     1 for 8                      17,498,115                    2,187,264
     1 for 9                      17,498,115                    1,944,235
     1 for 10                     17,498,115                    1,749,812

         In order to avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock, the Company shall pay cash to stockholders who would otherwise be entitled to receive a fractional share of New Common Stock ("Fractional Stockholders") in lieu of issuing a fractional share of New Common Stock. (See section on "Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares"). Please note that the Reverse Stock Split will not change a stockholder's proportionate equity interest in the Company, except that which may result from the elimination of a fractional share.

         Effect on Market For Common Stock. On April 10, 1998, the closing sale price of the Common Stock was $.11 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will increase; however, there can be no assurance that this will occur. The New Common Stock will continue to be traded on the Over-the-Counter Bulletin Board under the symbol BYWD. In addition, the Company plans to seek listing of the Company's New Common Stock on the NASDAQ SmallCap MarketSM if and when the market price of the New Common Stock reaches the threshold required for such listing and other requirements are satisfied.

         Effect on Outstanding Options and Convertible Preferred Shares. As of April 10, 1998, the Company had outstanding options to purchase 555,000 shares of Common Stock with exercise prices per share that ranged from $0.42 to $1.00. Upon the effectiveness of the Reverse Stock Split, the Compensation Committee of the Board of Directors shall make a proportional downward adjustment to the number of shares subject to outstanding options and convertible preferred shares and a corresponding upward adjustment in the per share exercise or conversion prices to reflect the Reverse Stock Split.

         Changes in Stockholders' Equity. As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced. Although the par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, stated capital will be decreased

                           BAYWOOD INTERNATIONAL, INC.

because the number of shares issued and outstanding will be reduced. Correspondingly, the Company's additional paid-in capital, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased. The following table illustrates the principal effects of the Reverse Stock Split to the Company's capital accounts on a pro forma basis as of December 31, 1997:

                                                    AFTER 1     AFTER 1     AFTER 1     AFTER 1
                                        PRIOR TO     FOR 3       FOR 4       FOR 5       FOR 6
                                        REVERSE     REVERSE     REVERSE     REVERSE     REVERSE
                                         STOCK       STOCK       STOCK       STOCK       STOCK
FINANCIAL DATA                           SPLIT       SPLIT       SPLIT       SPLIT       SPLIT
--------------                           -----       -----       -----       -----       -----
Stockholders' Equity
     Common Stock, $.001 par value         17,498       5,833       4,375       3,500       2,916
Additional Paid in Capital              5,314,139   5,325,804   5,327,262   5,328,137   5,328,721
Total Stockholders' Equity                886,437     886,437     886,437     886,437     886,437
                                                     AFTER 1     AFTER 1     AFTER 1     AFTER 1
                                         PRIOR TO     FOR 7       FOR 8       FOR 9       FOR 10
                                         REVERSE     REVERSE     REVERSE     REVERSE     REVERSE
                                          STOCK       STOCK       STOCK       STOCK       STOCK
FINANCIAL DATA                            SPLIT       SPLIT       SPLIT       SPLIT       SPLIT
--------------                            -----       -----       -----       -----       -----
Stockholders' Equity
     Common Stock, $.001 par value          17,498       2,500       2,187       1,944       1,750
Additional Paid in Capital               5,314,139   5,329,137   5,329,450   5,329,693   5,329,887
Total Stockholders' Equity                 886,437     886,437     886,437     886,437     886,437

         The financial data represented above does not reflect the issuance of 100,000 common shares to Mr. Dallamore on April 3, 1998 upon conversion of preferred shares.

Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares
-----------------------------------------------------------------------

         On or after the date that the Board determines to implement the Reverse Stock Split, provided that the Board of Directors does not abandon the Reverse Stock Split as provided for above, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his or her shares of New Common Stock and, if applicable, cash in lieu of a fractional share of New Common Stock only by transmitting to the Company's Transfer Agent such stockholders' stock certificate(s) evidencing shares of Old Common Stock outstanding prior to the Reverse Stock Split, together with the properly completed and executed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of New Common Stock unless and until the certificates representing their shares of Old Common Stock outstanding prior to the Reverse Stock Split are surrendered. Stockholders should not forward their certificate(s) to the Company's Transfer Agent until they have received the letter of transmittal, and should surrender their certificate(s) only with such letter of transmittal.

                           BAYWOOD INTERNATIONAL, INC.

         No scrip or fractional share certificates for New Common Stock will be issued in connection with the Reverse Stock Split. The Board of Directors has authorized the Company's officers to pay to the Company's Transfer Agent an amount of cash equal to the prevailing share price of New Common Stock as of the Effective Date, multiplied by the total number of fractional shares that would result from the Reverse Stock Split, plus a transaction fee charged by the Transfer Agent for preparing a check to each Fractional Shareholder. The Company estimates that the total payments arising from payment to Fractional Shareholders in lieu of issuing a fractional share (including transaction fees) will be less than One Hundred Dollars ($100.00). A payment in lieu of a fractional share of New Common Stock will be made to a Fractional Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) representing all of his or her shares of Old Common Stock outstanding prior to the Reverse Stock Split.

         Each stockholder will be responsible for paying a total service fee of approximately Fifteen Dollars ($15.00) upon surrender of his or her certificate(s) in exchange for New Common Stock certificate(s). However, as noted above, as of the Effective Date, shares of the Company's Old Common Stock shall automatically (i.e., without further stockholder action) be combined into and reclassified into shares of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereupon represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined.

Federal Income Tax Consequences
-------------------------------

         The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion in this summary.

         This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor as to: (i) the effect on his or her personal tax situation of the Reverse Stock Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Stock Split on his or her own tax

                           BAYWOOD INTERNATIONAL, INC.

returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

         No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the total number of shares of New Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Old Common Stock, provided that such Old Common Stock was held by the stockholder as a capital asset on the Effective Date.

         The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholders assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Gain or loss will be recognized by each Fractional Stockholder equal to the difference between the amount of cash received by such Stockholder and the portion of the aggregate tax basis in his Common Stock allocable to his fractional share interest in New Common Stock. If a Fractional Stockholder's shares of Common Stock are held as a capital asset on the Effective Date, then such Fractional Stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

         Based on certain exceptions contained in the regulations issued by the Internal Revenue Service, the Company does not believe that it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to a Fractional Stockholder.

         The Company's common stock under the registered name of Baywood International, Inc. was first quoted in May of 1992, and began trading on the Over-the-Counter ("OTC") Bulletin Board under the symbol "BYWD". On the Record Date, the reported closing price of the Common Stock was $.11 per share. No assurance can be made as to the future price of New Common Stock.

                           BAYWOOD INTERNATIONAL, INC.

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors recommends that the stockholders vote FOR approval of the Reverse Stock Split.

                         STOCKHOLDER PROPOSALS FOR 1998

         Proposals of security holders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company by no later than January 29, 1999.

                                  OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitations also may be made by the Company's officers, directors, or employees, personally or by telephone.


Scottsdale, Arizona
April 29, 1998

                           BAYWOOD INTERNATIONAL, INC.

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. Purpose. The purpose of 1998 Non-Employee Director Stock Option Plan (the "Plan") is to compensate Non-Employee Directors (as that term is defined in Paragraph 4 herein) of Baywood International, Inc. (the "Company") by encouraging and enabling the acquisition of a financial interest in the Company through options granted under the Plan. Management believes that this Plan will aid the Company in attracting and retaining high-quality Directors upon whose judgment the Company depends.

         2. The Stock. The shares of stock available for the grant of options under this Plan shall consist of 250,000 shares of the Company's Common Stock, $0.001 par value (the "Stock") or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6 hereof. Such Stock may be set aside out of the authorized but unissued shares of Common Stock of the Company not reserved for any other purposes or out of shares of Common Stock held in or acquired for the treasury of the Company. All or any Stock subjected under this Plan to an option which, for any reason, terminates, expires, or is cancelled unexercised as to such shares, may again be subjected to an option grant under this Plan.

         3. Administration. The Plan shall be administered on behalf of the Board of Directors of the Company (the "Board") by the Compensation Committee of the Board (the "Committee"). The members of the Committee shall be appointed by the Board.

         The Committee shall determine, within the limits of the express provisions of the Plan, the individuals to whom, and the time or times at which, options shall be granted, the number of shares to be subject to each option, the duration of each option, the option price under each option, and the time or times within which (during the term of the option) all or portions of each option may be exercised. In making such determinations, the Committee may take into account any and all factors as the Committee in its discretion shall deem relevant. Each Director to whom an option is granted shall enter into a written agreement ("Option Agreement") with the Company setting forth the terms and conditions of the option granted to him, which agreement shall contain such terms and conditions consistent with the Plan as the Committee shall approve.

         Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend, and rescind rules and regulations relating to it, determine the terms and provisions of the respective Option Agreements (which need not be identical), and make all other determinations necessary or advisable for the administration of the Plan.

         The  determination  of the Committee on the matters referred to in this
Section 3 shall be conclusive.

         4. Eligibility. Options may be granted only to members of the Board who
are  not  otherwise   employed  by  the  Company  and/or  a  subsidiary  thereof
("Non-Employee Directors").

The term "subsidiary" shall mean any corporation which the Company controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation.

         5. Grant, Terms and Conditions of Options. Options may be granted at any time and from time to time prior to the termination of the Plan. The day on which the Committee approves the granting of an option shall for all purposes of this Plan be considered the date on which such option is granted. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

                  (a) Price. The purchase price of the shares of Stock shall be determined by the Committee. In no event shall the initial exercise price of an option be less than the fair market value of such Stock on the date of grant. The term "fair market value" shall mean as applied to the Stock on any day as shall be determined in good faith by the Committee without regard to any restriction other than a restriction which, by its terms, never lapses. The purchase price shall be paid in full on the date of exercise, in cash, by check or in such other consideration (including stock of the Company) as expressly permitted by the terms of the particular option.

                  (b) Withholding of Taxes. The Company's obligation to deliver shares of Stock pursuant to this Plan shall be subject to any and all applicable federal, state and local tax withholding requirements.

                  (c) Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted.

                  (d) Cancellation of Options. In the event that the fair market value of Stock subject to option under the Plan shall be less than the option price for such Stock, the Committee may, in its discretion and with the consent of the optionee, cancel such options and grant new options consistent with the terms of the Plan.

                  (e) Limitation on Grant of Options. The aggregate fair market value (determined as of the time the option is granted) of the Stock as to which options are exercisable for the first time by a grantee during any calendar year (under the Plan and under any other stock option plan of the Company or any subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

                  (f) Transferability of Options. No option granted under the Plan shall be transferable by a grantee, other than by will or the laws of descent and distribution, and all such options shall be exercisable, during such grantee's lifetime, only by such grantee.

         6. Adjustment in Number of Shares and in Option Price. In the event there is any change in the shares of the Company's Common Stock through the declaration of stock dividends or a stock split-up, or through recapitalization, resulting in share split-ups, or combinations or exchange of shares, or otherwise, the number of shares of the Stock available for option, as well as the shares subject to any option and the option price thereof, shall be commensurately adjusted by the Committee.

         7. Amendment. The Board may alter or amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry the Plan into effect without further action on the part of the stockholders of the Company; but the Board may not without the approval of the Company's stockholders make any alteration or amendment thereof which (a) makes any change in the class of eligible participants as defined in Section 4 hereof; (b) increases the total number of shares of Stock for which options may be granted under the Plan; or (c) extends the terms of the Plan or the maximum option period provided under the Plan.

         The Committee may, with the consent of the grantee, amend an option or otherwise modify an option in any manner, provided that the terms of the amended option are consistent with the principles of this Plan.

         It is  intended  that this Plan will comply  with the  requirements  of
Section 16(b) under the 1934 Act and Rule 16b-3 thereunder, as applicable during the term of the Plan. Should such requirements change, as interpreted by the Committee and its counsel, the Board may amend this Plan or the Committee may amend any rules or practices adopted hereunder accordingly, without the necessity for stockholder approval, consistent with applicable law.

         8. Effective Date and Termination of Plan. All provisions of this Plan are effective as of April 3, 1998. This Plan shall terminate on the earliest of
(a) the date when all shares of the Stock shall have been acquired through exercise of options granted under the Plan; (b) ten (10) years after the date of adoption of the Plan by the Board, or April 3, 2008; or (c) such earlier date as the Board may determine. Any option outstanding under the Plan at the time of the Plan's termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

         9. Use of Proceeds. The proceeds from the sale of Stock pursuant to the Plan will be used for general corporate purposes.

         10. Governing Law. The Plan shall be governed by and interpreted according to the laws of the State of Arizona.

Date of Adoption by Board of Directors:  April 3, 1998.

Date of Approval by Shareholders: ________________, 1998.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ---------------------------------------------------

BAYWOOD INTERNATIONAL, INC. ANNUAL MEETING TO BE HELD ON 05/29/98 FOR HOLDERS AS OF 04/10/98

CUSIP: 073260101

THE UNDERSIGNED HEREBY APPOINTS NEIL T. REITHINGER AND KARL H. RULLICH AS PROXIES, EACH WITH THE POWER TO APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED, ALL OF THE SHARES OF COMMON STOCK OF BAYWOOD INTERNATIONAL, INC. HELD BY THE UNDERSIGNED ON APRIL 10, 1998, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 1998 AT 10:00 A.M. AT THE DOUBLETREE PARADISE VALLEY RESORT, 5401 NORTH SCOTTSDALE ROAD, SCOTTSDALE, ARIZONA OR ANY ADJOURNMENT THEREOF. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:  |X|

DIRECTORS                                                                               DIRECTORS
---------                                                                               ---------
                                                                                (MARK X FOR ONLY ONE BOX - IF
                                                                                NOT SPECIFIED, WILL BE VOTED
                                                                                FOR ALL NOMINEES)

1.       DIRECTORS RECOMMEND: A VOTE FOR                                        |_|  FOR ALL NOMINEES
         ELECTION OF THE FOLLOWING DIRECTORS:

         01-NEIL REITHINGER, 02-KARL RULLICH                                    |_|  WITHHOLD ALL NOMINEES

         03-GLEN HOLT, 04-DR. MICHAEL SHAPIRO

         05-DR. DAVID FRANEY, 06-DR. DENISE                                     |_| WITHHOLD AUTHORITY TO
         FORTE-PATHROFF                                                         VOTE FOR ANY INDIVIDUAL
                                                                                NOMINEE. WRITE NUMBER(S) OF
                                                                                NOMINEE(S) BELOW.

                                                                                USE NUMBER ONLY

                                                                                --------------------
                                                     DIRECTORS
PROPOSAL(S)                                          RECOMMENDED       FOR      AGAINST          ABSTAIN
-----------                                          -----------       ---      -------          -------

2.       RATIFICATION OF KING, WEBER &               FOR               |_|        |_|              |_|
         ASSOCIATES, P.C. AS INDEPENDENT
         AUDITORS AS DESCRIBED IN THE
         PROXY STATEMENT.

3.       APPROVAL OF 1998 NON-EMPLOYEE                FOR               |_|         |_|            |_|
         DIRECTOR STOCK OPTION PLAN AS
         DESCRIBED IN THE PROXY STATEMENT.

4.       APPROVAL OF REVERSE STOCK SPLIT              FOR               |_|         |_|            |_|
         AS DESCRIBED IN THE PROXY STATEMENT.

5.       AUTHORITY TO VOTE ON ANY                     FOR               |_|         |_|            |_|
         BUSINESS THAT MAY PROPERLY
         COME BEFORE THE MEETING.


--------------------------------------------------------------   ---------------
SIGNATURE(S)                                                     DATE

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.